Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(9,188,253)
Unrealized Gain (Loss) on Market Value of Futures	2,447,764
Dividend Income	5,234
Interest Income	18,373
ETF Transaction Fees	1,050
Total Income (Loss)	$(6,715,832)

Expenses
General Partner Management Fees	$40,455
Professional Fees	15,584
Brokerage Commissions	8,246
Non-interested Directors' Fees and Expenses	1,860
Prepaid Insurance Expense	330
NYMEX License Fee	1,011
SEC & FINRA Registration Expense	3,818
Total Expenses	71,304
Expense Waiver	(20,869)
Net Expenses	$50,435
Net Income (Loss)	$(6,766,267)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/16	$85,891,172
Additions (150,000 Shares)	3,990,119
Withdrawals (100,000 Shares)	(2,636,263)
Net Income (Loss)	(6,766,267)

Net Asset Value End of Month	$80,478,761
Net Asset Value Per Share (3,100,000 Shares)	$25.96

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612